EXHIBIT 99

KV PHARMACEUTICAL COMPANY

CONTACT: Catherine M. Biffignani Vice President, Investor Relations 314-645-6600

FOR IMMEDIATE RELEASE

KV PHARMACEUTICAL COMPANY ANNOUNCES

NEW BOARD MEMBERS AND RESTRUCTURING OF

SENIOR EXECUTIVE MANAGEMENT

June 11, 2010, St. Louis, MO. KV Pharmaceutical Company (NYSE: KVa/KVb), a specialty pharmaceutical company, conducted its Annual Meeting of Shareholders on June 10, 2010 for the fiscal year ended March 31, 2009.

At the Annual Shareholders’ meeting, Mark A. Dow, Gregory Bentley and Joseph D. Lehrer were newly elected as directors, with one-year terms. Messrs. Dow, Bentley and Lehrer combine extensive public company expertise in the pharmaceutical industry and in the areas of transactions, finance and law. Also re-elected to the Board of Directors at today’s meeting by a majority vote of the shareholders were Chairman Terry Hatfield and current Board members John Sampson, David Hermelin and Marc Hermelin. The Board meets all corporate governance requirements for independence, with Messrs. Hatfield, Sampson, Dow, and Lehrer qualifying as independent directors.

The Company believes that the Board elected to serve at yesterday’s Annual Meeting should be well equipped to help KV complete its turnaround, as well as plan for the growth anticipated from the future re-launch of certain approved products and the launch of Gestiva™ upon FDA approval. The new Directors are expected to strengthen the existing Board in areas including financial management as well as adding expertise to the Board in areas of legal, regulatory and quality systems. The KV Board is now maximized relative to pharmaceutical industry experience to work towards rebuilding and refocusing the Company’s resources to prepare and position KV for the future.

The Company and the Board of Directors expresses its appreciation to former Directors Kevin Carlie, Norm Schellenger, Jonathan Kilmer and Jean Bellin for their tireless efforts during their terms of service as members of KV’s Board.

Among the Directors who were reelected in today’s Shareholders’ Meeting was Marc S. Hermelin, who served as KV’s Chief Executive Officer from 1975 until December 2008 and as a Director of KV’s Board continuously since the middle of the 1970’s. During this period of time, KV transitioned from a small contract manufacturer of pharmaceuticals to a leader in drug delivery technology and a marketer of specialty pharmaceutical products.

Mr. Hermelin has advised the Company that he will not return to KV in any officer or employee capacity. His stated goal is to assist building a highly functioning world-class Board of Directors of KV that will help to rebuild and monitor the Company’s business as it returns to full profitability and growth. He plans to serve on the KV Board on a transitional basis for the short period of time that he anticipates it will take to ensure that KV has weathered the challenges it currently faces.

The three other Directors who were reelected by the shareholders in yesterday’s meeting are Terry Hatfield, who has served as Chairman since December 2008, John Sampson, who joined KV’s Board in January 2010, bringing more than 30 years of experience in pharmaceutical sales, marketing and research, and David Hermelin, who has served as Director since 2004 and who formerly served as KV’s Vice President of Corporate Growth and Strategy.

The Board’s primary focus is two-fold: to continue to work with the Food and Drug Administration to reinstate KV to Good Manufacturing Practice compliance; and to continue to explore a variety of financial alternatives currently under review as a means with which to strengthen the Company’s cash position.

At a Board meeting immediately following the Fiscal 2009 Annual Meeting of Shareholders, the Board initiated a restructuring of senior executive management of the Company.

Mr. David Van Vliet, who was appointed on December 5, 2008 as Interim President and Interim Chief Executive Officer is no longer with the company. The Board has made the decision to focus on its efforts to identify external chief executive candidates who have many years of pharmaceutical experience. Until such time a candidate can be identified and hired, the Board has appointed Mr. Gregory J. Divis to act as the new Interim President and Interim Chief Executive Officer of the Company.

Mr. Divis has and will to continue to serve as President of Ther-Rx Corporation, the branded pharmaceutical subsidiary of the Company. Prior to joining KV, Mr. Divis, over a period of nearly 18 years, served in a variety of Commercial and General Management leadership positions with successful large pharmaceutical companies such as Schering-Plough Corporation and Sanofi-Aventis. This included direct responsibility for entire country operations in the UK and Ireland, extensive Business Development experience, and significant commercial leadership experience for large multi-national corporations. Since July 2007, Mr. Divis has served as President of Ther-Rx Corporation. Mr. Divis holds a Bachelors Degree from the University of Iowa.

The Board believes that with his extensive pharmaceutical experience and the experience garnered during his tenure at KV, Mr. Divis will serve as a qualified and effective Interim President and Interim Chief Executive Officer and will support him in his efforts to move the Company forward.

Mr. Divis stated, “It has been a difficult period for KV, one which will only serve to strengthen our efforts to ensure that we are without question focused on the compliance, quality, safety and timely supply of our customers once KV has corrected all of its deficiencies and has become an approved pharmaceutical company by the Food and Drug Administration. I and other KV team members will continue to work closely with both Lachman and Associates and the FDA to ensure that we meet all the requirements to fulfill and sustain our commitment to the FDA. The entire KV team has worked many long and hard hours to get the Company ‘back to business’ and look forward to working closely with the FDA to achieve our goal to return the organization to a state of GMP compliance. I and the Board of Directors are committed to doing all that we can to restore KV’s revenue stream and shareholder value.”

Background on Newly Elected Directors

Mark A. Dow is a CPA who retired from a 36-year career at PriceWaterhouse Coopers, LLP in June 2008 where he was the leader of its middle market tax practice. In this capacity, Mr. Dow provided tax and business advice to rapidly growing companies and to private equity groups. He, therefore, has experience in merger and acquisition structuring, tax due diligence and sell-side transaction services. His other specialties include IRS dispute resolution, inventory and other accounting methods. His client base has primarily consisted of manufacturers, distributors, retailers and early stage technology companies. Mr. Dow provided advice to KV in the 1990’s when Coopers & Lybrand served as KV’s external auditors. He also served for three years on the Advisory Board of Bock Pharmacal, a branded pharmaceutical marketer specializing in women’s health until the time of Bock’s purchase by Sanofi.

Mr. Dow has a B.B.A. in Accounting from Eastern Michigan University. He currently serves on two Boards of Directors of non-public companies, both with revenues of approximately $600 million and growing.

Gregory Bentley, JD is an attorney with more than 32 years of experience in matters relating to corporate, commercial, pharmaceutical compliance, securities, Sarbanes Oxley, transactional (mergers and acquisitions), FDA regulatory matters and antitrust, with extensive experience in the management of civil litigation. Mr. Bentley has spent 15 years as General Counsel or Vice President, Regulatory and Quality, for FDA-regulated companies in the pharmaceutical, pharmaceutical development services, and medical devices fields. He also spent 9 years working as an antitrust and corporate attorney in Shearman & Sterling, a major Wall Street law firm, before becoming Associate General Counsel and lead mergers and acquisition counsel for Siemens Corporation. In 1994, Mr. Bentley joined Siemens Medical Systems, a large medical devices company, as Vice

President of Regulatory and Quality to lead its efforts to correct FDA GMP problems that had resulted in a consent order that had shut down several businesses. Mr. Bentley succeeded in that role and restored its GMP compliance and its credibility and reputation with the FDA, allowing the businesses to reopen. In 1999, he joined aaiPharma Inc., a drug development services company that was expanding into pharmaceuticals. After many years of growth, Mr. Bentley led the legal efforts for this company’s reorganization when it developed severe financial difficulties. Between 2006 and early 2009, he was Senior Vice President and General Counsel of the Company.

Mr. Bentley was awarded a B.S. in Applied Physics and an M.S. in Economics from Tufts University in 1971. He earned his J.D. from Columbia Law School in 1977.

Joseph D. Lehrer, currently serves as Chairman of the Corporate Department for Greensfelder, Hemker & Gale, P.C., a business law firm headquartered in St. Louis, Missouri, with approximately 170 lawyers. Mr. Lehrer was formerly the President of that firm.

In his 37 years of practice, Mr. Lehrer has represented numerous clients in merger, acquisition and divestiture transactions and in regard to venture capital and private financing transactions. Mr. Lehrer has also represented the Board of Directors of both publicly traded registered corporations and substantial privately held corporations with respect to corporate governance matters, and has acted as the Board’s special transaction counsel. He has also served on the Board of Directors of both private and publicly traded corporations, including as Chairman of the Board, Chairman of the Audit Committee, Chairman of the Compensation Committee, and a member of the Executive Committee of various public companies. In one of these companies, in addition to his Board membership, Mr. Lehrer participated in the turnaround of a failing company that was successfully sold to a private investment group.

Mr. Lehrer has experience relating to the pharmaceutical industry. In particular, Mr. Lehrer was the lead attorney in the successful initial public offering of Jones Medical (NASDAQ: JMED), formerly a St. Louis based pharmaceutical marketer, and participated in his Firm’s representation of Jones Medical in connection with its merger with King Pharmaceuticals, Inc. (NYSE: KG). Further, Mr. Lehrer was the primary counsel for Bock Pharmacal Company, formerly a St. Louis based pharmaceutical marketer specializing in women’s health, and served on its Advisory Board of Directors.

Mr. Lehrer is an Adjunct Professor of Law at Washington University School of Law, teaching business law. He has also been a panel member or moderator on national legal education panels discussing issues related to corporate governance, mergers and acquisitions and the Sarbanes-Oxley Act. Mr. Lehrer received his undergraduate degree from Washington University in 1970 and his J.D. from Washington University in 1973.

About KV Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Safe Harbor Statement

The information in this release may contain various forward-looking statements when the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plans”, “expects”, “aim”, “believe”, “projects”, “anticipates”, “commit”, “intend”, “estimate”, “will”, “should”, “could”, and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, include without limitation, statements about the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile, and the Company’s strategy for growth, product development, product launches regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements. All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but or not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Quarter Report on Form 10-Q for the quarter ended June 30, 2009 (the first quarter of fiscal year ending March 31, 2010 (the “Form 10-Q”);

(3)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations—Background—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA “Consent Decree” in the Form 10-Q;

(4)	the possibility of further reducing the Company’s operations, including further reductions of its employee base and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;

(5)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20—“Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(6)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(7)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(8)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™;

(9)	acceptance of and demand for the Company’s new pharmaceutical products;

(10)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized generic drugs;

(11)	new product development and launch, including the possibility that any product launch may be delayed;

(12)	reliance on key strategic acquisitions;

(13)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(14)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(15)	fluctuations in revenues;

(16)	the difficulty of predicting international regulatory approvals, including timing;

(17)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(18)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

(19)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 18—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(20)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(21)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(22)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(23)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(24)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 18—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(25)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(26)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18—“Commitments and Contingencies—Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(27)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully describe ed in Note 18—“Commitments and Contingencies—Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(28)	delays in returning, or failure to return, certain or many of the Company’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(29)	the ability to sell or license certain assets, and the terms of such transactions;

(30)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(31)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies or our auditors; and

(32)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A—“Risks Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and Part II, Item 1A—“Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings.

Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.